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                              AMENDED AND RESTATED
                              --------------------
                                     BY-LAWS
                                     -------
                                       OF
                                       --
                       INTERSTATE ELECTRONICS CORPORATION
                       ----------------------------------



                                   ARTICLE I
                                  SHAREHOLDERS
                                  ------------

         Section 1. PLACE OF MEETING. All meetings of shareholders shall be held at the principal office of the corporation. The Board of Directors shall have the authority to designate a different place within or without the State of California at which any meeting of shareholders shall be held.

         Section 2. ANNUAL MEETING. The annual meeting of shareholders shall be held without notice on the third Monday of September in each year, at the hour of 10:00 a.m. If that day should be a legal holiday in any year, the regular annual meeting of shareholders in such year shall be held at the same hour on the next business day.

         Section 3. NOTICE OF MEETINGS. Notice of special meetings of shareholders, or of any annual meeting requiring notice, shall be given in the manner and form required by law not less than one day before the meeting.

                                   ARTICLE II
                                    DIRECTORS
                                    ---------

         Section 1. NUMBER AND POWERS. All powers of this corporation shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by a Board of five Directors.

         Section 2. VACANCY. The Board of Directors may declare vacant the office of any Director who fails to accept the office within five days after he shall have been notified of his election, or who fails to attend the next meeting of the Board of Directors after his election.

         Section 3. ANNUAL MEETING. The annual meeting of the Board of Directors shall be held, without notice, immediately following the adjournment of the annual meeting of shareholders.

         Section 4. NOTICE OF SPECIAL MEETINGS. Notice of special meetings of the Board of Directors shall be mailed, telegraphed or personally delivered to each Director by the Secretary or by any person authorized by him or by the President, at least one day before the date of the special meeting.

         Section 5. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may appoint an Executive Committee composed of two or more Directors and may delegate to the Executive Committee any of the powers and duties of the Board of Directors which shall not be inconsistent with these by-laws or with applicable laws. In compliance with

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applicable laws, the Board of Directors may appoint other committees and may delegate to such other committees such special or general powers and duties as shall not be inconsistent with these by-laws or with applicable laws. The Executive Committee and any other committee appointed by the Board of Directors shall choose a Chairman from its own members and may adopt rules and regulations which shall not be inconsistent with these by-laws or with applicable.

         Section 6. FEES AND COMPENSATION. The Board of Directors by a resolution or resolutions may (a) fix, and from time to time change, a fee as compensation to each Director for attendance at regular and special meetings of the Board or of any committee composed of Directors, or (b) fix, and from time to time change, a lump sum as compensation for attendance at regular and special meetings of the Board or of any committee composed of Directors, which lump sum fee shall be divided among the Directors in attendance at the meeting, and (c) authorize the reimbursement to each Director of expenses incurred in attending such meetings. The provisions of this section shall not be construed to preclude any Director from serving the corporation and receiving compensation in any other capacity.

         Section 7. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each Director and officer, whether or not then in office, shall be indemnified by the corporation against all damages, liabilities, costs and expenses reasonably incurred or imposed in connection with or arising out of any action, suit or proceeding threatened or filed in which he may be involved or be made a party by reason of being or having been a Director or officer of the corporation, which expenses shall include the amount contributed by each Director and officer to a voluntary settlement reasonably made for the purpose of minimizing costs of litigation. The provisions of this section shall not be construed to authorize the corporation to indemnify any former or existing Director or officer against any damage, liability, cost and expense incurred in any action, suit or proceeding in which he shall be finally adjudged to have been derelict in the performance of his duty as a Director or officer or in any action in which the officer or Director shall appear or participate directly or indirectly as a party plaintiff against the corporation or against other Directors and officers, or in any matter, whether or not carried to litigation, in which the Director or officer had been guilty of misfeasance, bad faith, inexcusable negligence or inexcusable disregard of his duties. The right of indemnification authorized by this section shall not be exclusive of other rights to which any existing or former Director or officer may be entitled as a matter of law.

         Section 8. CONSENT ACTION. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided all members of the Board shall individually or collectively consent in writing to such action, which written consent or consents shall be inserted in the current Book of Minutes of the corporation.

                                   ARTICLE III

                                    OFFICERS
                                    --------

         Section 1. OFFICERS. The executive officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer. The executive officers also shall include a Chairman of the Board, a Vice Chairman of the Board, an Executive Vice President, a General


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Manager and any number of Assistant Vice Presidents, Assistant Secretaries and
Assistant Treasurers.

         Section 2. ELECTION OF PRESIDENT. The Board of Directors annually shall elect a President who shall be a Director and who shall hold office for one year and until his successor is elected and has qualified, subject to removal by the Board of Directors at any time, with or without cause.

         Section 3. ELECTION OF VICE PRESIDENT, SECRETARY AND TREASURER. The Board of Directors annually shall elect a Vice President, a Secretary and a Treasurer, who shall hold office for one year and until their successors are elected and have qualified, subject to removal by the Board of Directors at any time, with or without cause.

         Section 4. ELECTION OF CHAIRMAN OF THE BOARD, VICE CHAIRMAN OF THE BOARD, EXECUTIVE VICE PRESIDENT AND GENERAL MANAGER. The Board of Directors at any time may elect a Chairman of the Board, a Vice Chairman of the Board, an Executive Vice President and a General Manager, who shall hold office until the next annual meeting of the Board of Directors and until their successors are elected and have qualified, subject to removal by the Board of Directors at any time, with or without cause.

         Section 5. ELECTION OF ASSISTANT VICE PRESIDENTS, ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors at any time may elect one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, who shall hold office until the next annual meeting of the Board of Directors and until their successors are elected and have qualified, subject to removal by the Board of Directors at any time, with or without cause.

         Section 6. APPOINTMENT OF OTHER OFFICERS. The Board of Directors may appoint and remove such other officers and such agents and employees of the corporation as may be deemed expedient and fix their duties and tenure of office.

         Section 7. COMPENSATION OF OFFICERS. The compensation of the President, the Vice President, the Secretary, the Treasurer, the Chairman of the Board, the Vice Chairman of the Board, the Executive Vice President, the General Manager and any Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers shall be fixed, and may be changed from time to time, by the Board of Directors. The compensation of other officers, agents and employees of the corporation may be fixed and from time to time changed by the Board of Directors.

         Section 8. PRESIDENT. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors, unless there be a Chairman of the Board present. He shall have general charge of the business of the corporation, subject to the control of the Board of Directors. Unless otherwise ordered by the Board of Directors, he shall sign all deeds, contracts, stock certificates and other documents requiring execution by the corporation. The President also shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

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         Section 9. VICE PRESIDENT. The Vice President, unless restricted by the
Board of Directors, shall be vested with all of the powers and shall perform all of the duties of the President in case of the absence or disability of the President. The Vice President also shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

         Section 10. SECRETARY. The Secretary shall perform all of the duties incident to the office of Secretary, subject to the control of the Board of Directors. He shall keep or cause to be kept the minutes of all meetings of shareholders and of the Board of Directors, and shall have charge of the minute books, the journal and ledger of share certificates and such other books and papers as the Board of Directors may direct. Unless otherwise ordered by the Board of Directors, he shall sign with the President all deeds, contracts, stock certificates and other documents requiring execution by the corporation. The Secretary also shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

         Section 11. TREASURER. The Treasurer shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books to be kept for that purpose. He shall submit to the President and to the Board of Directors, whenever required, accounts of all of his transactions as Treasurer, and of the financial condition of the corporation. The Treasurer also shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

         Section 12. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected by the Board of Directors, shall preside at all meetings of the Board of Directors and of the shareholders and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

         Section 13. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if one be elected by the Board of Directors, shall be vested with all the powers and shall perform all of the duties of the Chairman of the Board in case of the absence or disability of the Chairman. The Vice Chairman of the Board also shall have such other power and such other duties as may be assigned to him by the Board of Directors.

         Section 14. EXECUTIVE VICE PRESIDENT. The Executive Vice President, if one be elected by the Board of Directors, shall be the ranking executive officer next to the President and shall be vested with all of the powers and shall perform all of the duties of the President in preference to the Vice President in case of the absence or disability of the President. The Executive Vice President also shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

adopted or ratified by the Board of Directors and approved by a majority of a quorum of the shareholders.